SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2004

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

This Current Report on Form 8-K is being filed to update the pro forma financial information for the year ended December 31, 2003 for the acquisition of JDN and acquisition of the Probable Acquisition Properties from Benderson Development Company and related entities (“Benderson”).

The audited statements of JDN were included in the Company’s Current Report on Form 8-K dated and filed on January 20, 2004.

During 2003 and from January 1, 2004 to May 5, 2004, the Company has acquired several shopping center properties and/or partnership interests that are individually and in the aggregate insignificant. As a result, the information is not presented herein.

Financial Statements

•	Audited combined statements of revenues and certain expenses for the year ended December 31, 2003 for the Probable Acquisition Properties are included in the Current Report on Form 8-K dated March 31, 2004 and filed April 15, 2004 as follows:

Benderson Development Company Portfolio I — 96 Probable Acquisition Properties to

be acquired directly by the Company

Benderson Development Company Portfolio II — 14 Probable Acquisition Properties to be acquired by an effectively owned 14.5% equity affiliate

•	None of the other properties acquired in 2003 or from January 1, 2004 to May 5, 2004, individually or in the aggregate, constitute a “significant subsidiary” pursuant to the S-X rules.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

•	Pro forma condensed consolidated balance sheet at December 31, 2003

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2003

•	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2003

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
December 31, 2003

Page
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Pro Forma — unaudited):
Condensed Consolidated Balance Sheet as of December 31, 2003	F-2
Condensed Consolidated Statement of Operations for the year ended December 31, 2003	F-7
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income And Operating Funds Available	F-16

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if (i) the issuance of $275 million of unsecured senior notes in January 2004, (ii) the release of $94.6 million of restricted cash in January 2004 used to repay amounts under the Company’s revolving credit facilities, (iii) the issuance of $250 million of unsecured senior notes in April 2004, (iv) the probable transfer of nine properties or interests therein to an effective 14.5% equity affiliate and (v) the Company’s probable acquisition of Benderson had occurred on December 31, 2003. This pro forma condensed consolidated balance sheet includes certain assumptions regarding equity offerings currently being conducted in order to fund the initial acquisition of the Probable Acquisition Properties; however, no assurances can be made that the acquisition will be completed using these sources. These assumptions are based on the Company’s current financing plans. The actual terms of these debt and equity offerings may differ from the terms in our assumptions. This pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Developers Diversified Realty Corporation’s Form on 10-K for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at December 31, 2003, nor does it purport to represent the future financial position of the Company. The Company will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(IN THOUSANDS)
(Unaudited)

	Company	Pro Forma		Company
	Historical	Adjustments		Pro Forma
Assets
Real estate, net	$3,426,698	$1,878,200	(a)	$5,304,898
Cash and cash equivalents	11,693			11,693
Restricted cash	99,340	(94,568	)(b)	4,772
Investments in and advances to joint ventures	260,143	23,020	(c)	283,163
Notes receivable	11,741	—		11,741
Other assets	131,536	24,530	(a)	156,066

	$3,941,151	$1,831,182		$5,772,333

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Senior notes	$838,996	$525,000	(d)	$1,363,996
Variable rate term debt	300,000	50,000	(e)	350,000
Revolving credit facility	171,000	238,660	(f)	409,660

	1,309,996	813,660		2,123,656

Secured indebtedness:
Revolving credit facility	15,500	—		15,500
Mortgage and other secured indebtedness	757,635	305,927	(g)	1,063,562

	773,135	305,927		1,079,062

Total indebtedness	2,083,131	1,119,587		3,202,718
Accounts payable and accrued expense	98,046	—		98,046
Dividend payable	43,520	—		43,520
Other liabilities	54,946	—		54,946

	2,279,643	1,119,587		3,399,230
Minority interests	47,438	21,200	(h)	68,638
Shareholders’ equity:
Preferred shares	535,000	170,000	(i)	705,000
Common shares	9,379	1,500	(i)	10,879
Paid-in-capital	1,301,232	483,595	(i)	1,784,827
Other shareholders’ equity	(231,541)	35,300	(j)	(196,241)

	1,614,070	690,395		2,304,465

	$3,941,151	$1,831,182		$5,772,333

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(a)	Represents the initial purchase price allocation of 96 of the Probable Acquisition Properties net of property transfers. The purchase of these shopping centers is anticipated to be funded through cash, mortgages assumed, borrowings from revolving credit facilities, unsecured debt, term loans, the issuance of operating partnership units (“OP Units”), preferred and common share offerings and the proceeds generated from the probable transfer of eight currently wholly-owned properties to an effectively owned 14.5% equity affiliate. Although an agreement has been executed with respect to the proposed transfer of the eight properties, there can be no assurances that the transaction will be completed. The net increase in real estate assets is as follows (in thousands):

	96 Probable
	Acquisition		Transfer of 8
	Properties		Properties		Net Increase
Purchase price/Carrying value	$2,048,600		$(145,870	)(2)	$1,902,730
Less: Intangible assets	(25,400	)(1)	870	(2)	(24,530)

Real estate, net	$2,023,200	(1)	$(145,000)		$1,878,200

(1)	Represents the preliminary purchase price allocation pursuant to the provisions of SFAS 141, Business Combinations. The Intangible assets represent primarily the estimated fair value of the in-place tenant leases and tenant relationships. This allocation is based upon certain estimates and is subject to change. The Company plans to engage an appraiser to perform a valuation of the real estate and certain other assets. The estimates utilized were based primarily on the percentage allocations consistent with information obtained for similar previous acquisitions. The Company is in the process of obtaining valuations of all related tangible and intangible assets for each property that will be recorded in the financial statements upon consummation of the sale.

(2)	Represents the carrying value of properties to be transferred.

(b)	Represents the release of restricted cash due to the decision to no longer pursue a like-kind exchange utilized to repay amounts borrowed under the Company’s revolving credit facilities in January 2004.

(c)	Represents an effective 14.5% equity investment in 23 shopping center properties (14 acquired from Benderson, 8 wholly-owned DDR properties and one joint venture interest) assumed to be acquired through joint venture interests at an aggregate purchase price of approximately $537 million and debt of approximately $296 million. Although an agreement has been executed with respect to the proposed transfer of the eight wholly-owned DDR properties and one joint venture interest, there can be no assurances that the transaction will be completed. The net increase of investments in advances to joint ventures is comprised of the following:

Joint venture assets acquired		537,349
Less:	Anticipated mortgage financings	(295,625)

Joint venture equity		241,724
DDR ownership interest		14.5%

		35,050
Less:	Deferred gain	(6,030)
	Transfer of 50% owned investment equity	(6,000)

		$23,020

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(d)	Represents the issuance of $275 million, five-year unsecured senior notes with a coupon rate of 3.875% in January 2004 utilized to repay other indebtedness and the issuance of $250 million of unsecured senior notes (5.25%) in April 2004 to fund a portion of the purchase price of the Probable Acquisition Properties.

(e)	Represents the repayment of $150 million from the issuance of the unsecured senior notes (See notes (d, f and g)) offset by a $200 million term loan associated with the Probable Acquisition Properties at an effective rate of LIBOR + .75% (2.0%).

(f)	Represents a net increase in the revolving credit facility debt as follows (in thousands):

Repayment of revolving credit facility debt due to the release of restricted cash (See note (b))	$(94,568)
Repayment of revolving credit facility debt due to the issuance of the unsecured senior notes (See note (e, d and g))	(21,627)
Anticipated transfer of nine properties or interest therein to an effectively owned 14.5% equity affiliate, net of ownership interests	(177,700)
Revolving credit facility debt assumed to be used to fund the Probable Acquisition Properties (2.0%)(1)	532,555

$238,660

(1)	Assumes $513.0 million for the 96 Probable Acquisition Properties and $19.6 million for the 14 Probable Acquisition Properties.

(g)	Represents a net increase in mortgage debt incurred as described below (in thousands):

Repayment of mortgage debt due to the issuance of the unsecured senior notes (See note (d, e and f))	$(103,373)
Mortgage debt assumed with the 96 Probable Acquisition Properties (1)	409,300

$305,927

(1)	Includes an adjustment of approximately $37 million to fair value, based on rates for debt with similar terms and remaining maturities as of April 2004.

(h)	Represents anticipated OP Units issued representing 2% of the purchase price of certain of the Probable Acquisition Properties which are exchangeable, in certain circumstances, into common shares of the Company.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 (continued)

(Unaudited)

(i)	Assumes a $170 million, 7.5% Preferred Share offering which is currently being conducted, offering costs of $5.9 million, and the issuance of approximately 15.0 million common shares at $33.37, which is currently being conducted, net of offering costs estimated at $9.6 million. These equity offerings are assumed to be completed in order to fund the initial acquisition of the Probable Acquisition Properties, however, no assurances can be made that the initial acquisition of the Probable Acquisition Properties will be completed using these sources. These assumptions are based on the Company’s current financing plans and do not reflect actual contracts or commitments. The actual terms of these equity offerings may differ from the terms in our assumptions. In addition, the Company may adjust its financing plan based on market conditions and may choose to use other sources of financing.

(j)	Reflects the estimated non recurring gain on sale from the proposed transfer of nine properties or interests therein of approximately $41.3 million net of the deferred portion of approximately $6.0 million relating to the Company’s retained ownership interest. Although an agreement has been executed with respect to the proposed transfer of the nine properties or interests therein, there can be no assurances that the transaction will be completed.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

The unaudited pro forma condensed consolidated statement of operations is presented as if (i) the merger with JDN, (ii) the probable transfer of nine properties or interests therein to an effective 14.5% equity investment and (iii) the Company’s probable acquisition of Benderson had occurred on January 1, 2003. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2003, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form on 10-K for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2003, and does not purport to represent the Company’s results of operations for future periods. The Company accounted for the merger with JDN and will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

(In thousands, except share and per share data)
(Unaudited)

			JDN				Probable
			Pro Forma		Proposed Asset		Acquisition		Company
			Adjustments		Transfers		Properties		Pro Forma
	Company Historical	JDN (a)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Revenues from rental properties	$442,933	$21,306	$—		$(14,244	)(f)	$174,369	(i)	$624,364
Management fees and other income	33,164	471	—		(29	)(f)	93	(i)	35,586
							1,887	(m)

	476,097	21,777	—		(14,273)		176,349		659,950

Operating and maintenance	63,816	3,044	—		(1,617	)(f)	19,991	(i)	85,234
Real estate taxes	57,946	2,009	—		(1,151	)(f)	23,075	(i)	81,879
Depreciation and amortization	94,376	4,560	(171	)(b)	(2,360	)(f)	47,458	(j)	143,863
General and administrative	40,820	3,926	—	(c)	—		5,000	(k)	49,746
Interest	89,678	6,335	(1,755	)(d)	(3,864	)(g)	35,320	(l)	139,859
							701	(m)
							13,444	(n)
Impairment charge	600	—	—		—		—		600
Transaction expenses and other	9,190	15,355	—	(c)	—		—		24,545

	356,426	35,229	(1,926)		(8,992)		144,989		525,726

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	119,671	(13,452)	1,926		(5,281)		31,360		134,224
Equity in net income of joint Ventures	44,967	281	—		(924	)(h)	2,778	(m)	47,102
Gain on sale of joint venture Interests	7,950	—	—		—		—		7,950
Minority interests	(5,365)	(32)	—		—		(1,001	)(o)	(6,398)

Income (loss) from continuing Operations	167,223	(13,203)	1,926		(6,205)		33,137		182,878
Preferred dividends	(51,205)	(945)	945	(e)	—		(12,750	)(p)	(64,900)
	—	—	(945	)(e)	—		—		—

Income (loss) applicable to common shareholders from continuing operations	$116,018	$(14,148)	$1,926		$(6,205)		$20,387		$117,978

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.32								$2.01 (q)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.28								$1.98 (q)

Weighted average number of common shares (in thousands):
Basic	81,903								100,446

Diluted	84,188								103,323

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Results of JDN for the period January 1, 2003 through March 12, 2003, the date preceding the merger, as recorded in historical records.

(b)	To reflect depreciation and amortization expense associated with JDN. Depreciation and amortization expense is calculated based on the final purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$1,030,625
Less: Non-depreciable real estate assets	(368,893)

Depreciable buildings and improvements	$661,732

Intangible assets	$13,102
Depreciation expense based on 31.5 year life through the date of the merger	$4,086
Amortization expense based on 4 to 31.5 year lives through the date of the merger	$303
Less: Depreciation expense recorded by JDN	(4,560)

Depreciation expense adjustment	$(171)

(c)	DDR’s management had estimated that there would have been a reduction of general and administrative expense as a result of the JDN merger of approximately $3.0 million on a pro forma basis. In addition, DDR’s management believed that the transaction costs and other costs of approximately $15.4 million incurred by JDN were not indicative of the operations of the business. The general and administrative expense and settlement expense savings have not been adjusted for in the pro forma condensed consolidated statements of operations. There can be no assurance that DDR will be successful in realizing anticipated costs savings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(d)	Reflects the decrease in interest expense relating to JDN as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(411)
Estimated interest savings due to DDR’s lower borrowing costs	(501)
Amortization of excess fair value over historical costs of debt assumed	(843)

$(1,755)

Assumes utilization of DDR’s revolving credit facilities which bore interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bore interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $0.5 million, based on JDN’s estimated average outstanding borrowings of approximately $229 million. Interest assumed to be capitalized is not considered material. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$62
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(62)

(e)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares.

(f)	Reflects the elimination of revenues and expenses associated with the probable transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The estimated non-recurring gain of approximately $35.3 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but will be reflected in the historical statement of operations when the transaction is consummated.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(g)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated assuming proceeds of $193.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%).

(h)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(i)	Reflects the revenues and certain expenses for the year ended December 31, 2003 of the 96 Probable Acquisition Properties, the acquisition of which is considered probable of occurrence as of May 5, 2004. Several of the Probable Acquisition Properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the Probable Acquisition Properties in the aggregate.

(j)	To reflect depreciation and amortization expense associated with the 96 Probable Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,048,600
Less: Non-depreciable real estate assets	(717,010)

Depreciable buildings and improvements	$1,331,590

Intangible assets	$25,400
Depreciation expense based on 10 to 31.5 year lives	$44,283
Amortization expense based on 4 to 31.5 year lives	$3,175

Depreciation expense adjustment	$47,458

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(k)	The general and administrative expenses of the Company have been adjusted by $5 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this acquisition.

(l)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($513.0 million at 2.0%)	$10,260
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	4,000
Mortgage debt assumed (7.1%)	26,376
Amortization of excess fair value over historical costs of debt assumed	(5,316)

$35,320

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the anticipated term loan which assumed an initial interest rate at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $37 million based on rates for debt with similar terms and remaining maturities as of April 2004. If the interest rate on the revolving credit facilities and anticipated term loan, based upon a principle amount of $713.0 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$891
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(891)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(m)	Reflects the revenues and expenses of the 14 Probable Acquisition Properties and the nine transferred shopping centers which are assumed to be acquired through an effectively owned 14.5% non-controlling equity affiliate, considered probable of occurrence as of May 5, 2004 for the year ended December 31, 2003 as follows:

	14 Probable
	Acquisition	Nine Transferred
	Properties	Properties	Total
Revenues	$26,141	$21,016	$47,157

Operating and maintenance	2,950	2,291	5,241
Real estate taxes	2,969	2,158	5,127
Depreciation (1)	5,575	4,431	10,006
Interest (2)	6,589	5,947	12,536
Management fees	1,046	841	1,887

	19,129	15,668	34,797

	$7,012	$5,348	$12,360

Equity in net income of joint venture (3)			$2,778

Management fee income of $1,887 assumed to be earned by DDR on the equity affiliate based on an assumed rate of 4% of total income.

Certain of the 14 Probable Acquisition Properties were in the lease-up phase during 2003 and two of the transferred properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the properties in the aggregate.

The Company’s proportionate share of the purchase price is anticipated to be funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $701 is reflected associated with the Company’s assumed $35.1 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.
(2)	Calculated at the affiliate’s effective market interest rate (4.2%) which assumes mortgage debt assumed of approximately $90 million and additional borrowings of approximately $205 million.
(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(n)	Reflects the increase in interest expense as a portion of the Company’s purchase price is to be funded from the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(o)	Represents the minority interest expense associated with certain of the Probable Acquisition Properties based on approximately 592,000 units and an estimated annual expense of $1.69 per unit for 2003.

(p)	Reflects the adjustment to dividends associated with a $170 million 7.5%, Class I Preferred share offering which is currently being conducted with offering costs estimated at $5.9 million.

(q)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at December 31, 2003, which includes approximately 18.0 million common shares of DDR issued in conjunction with the JDN merger (3.5 million incremental shares on a weighted average basis) and approximately 15.0 million common shares which is currently being conducted in a public offering.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$182,878
Add: Gain on disposition of real estate and real estate investments	83,907 (1)
Less: Preferred stock dividends	(54,190)
Write-off of original issuance costs associated with preferred operating partnership units and preferred shares redeemed	(10,710)

Basic — Income from continuing operations and applicable to Common shareholders	201,885
Add: Operating partnership minority interests	2,676

Diluted — Income from continuing operations and applicable to Common shareholders	$204,561

(1)	Amount represents actual gain on sale of assets from DDR and JDN during 2003. This amount excludes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture. This gain will be reflected in the historical statements of operations when the transaction is consummated net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	100,446
Effect of dilutive securities:
Stock options	1,131
Operating partnership minority interests	1,670
Restricted stock	76

Diluted shares — average shares outstanding	103,323

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.01
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.98

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2003. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2003 adjusted for the effect of (i) the merger with JDN, (ii) the probable transfer of nine properties or interests therein to an effectively owned 14.5% joint venture and (iii) the Company’s probable acquisition of Benderson and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the Company’s Form on 10-K for the year ended December 31, 2003 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$261,599
Acquired Properties — merger with JDN (Note 2)	(6,888)
Probable Acquisition Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	80,595
Proposed Asset Transfers — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(8,565)
Issuance of $275 million of unsecured senior notes	—
Release of restricted stock	—
Estimated tax depreciation and amortization (Note 3):
Estimated 2003 tax depreciation and amortization	(74,178)
Pro forma tax depreciation for properties acquired during 2003	(3,569)
Pro forma tax depreciation of Probable Acquisition Properties	(33,290)

Pro forma taxable income before dividends deduction	215,704
Estimated dividends deduction (Note 4)	(222,998)

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$215,704
Add pro forma depreciation	111,037

Estimated pro forma operating funds available (Note 5)	$326,741

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2003 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2003 from the merger with JDN, the Probable Acquisition Properties and the proposed asset sales represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2003 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s tax basis in the properties which exceeds the historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles, by approximately $37 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (100,446,000 shares x $1.69(a) per share)	$169,754
Class C Preferred shares	4,815
Class D Preferred shares	2,982
Preferred Voting shares	2,370
Class F Preferred shares	12,900
Class G Preferred shares	10,960
Class H Preferred shares	6,467
Preferred Shares	12,750

$222,998

(a) The Company’s annualized dividend following the Benderson acquisition is expected to be $2.04 per common share commencing with the third quarter dividend payment schedule to be paid in October 2004. No pro forma adjustments have been made to the Company’s 2003 Dividends since the aggregate operating results for both JDN and Benderson in 2003 are not reflective of the future operating results due to the significant amount of assets under development or in lease up during 2003.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
May 6, 2004	/s/ William H. Schafer
William H. Schafer
Senior Vice President and Chief Financial Officer